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                                                                   Exhibit 23.3


                       [HUDDLESTON & CO. INC. LETTERHEAD]





                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER



Gentlemen:

     Huddleston & Co., Inc., hereby consents to the use of its name, use of its audit report, and reference to it regarding its audit of the Benton Oil and Gas Company Reserve Reports, prepared by Benton Oil and Gas Company, dated February 9, 1996, in the Form S-3 Registration Statement of Benton Oil and Gas Company registering the issuance of shares of its common stock.

                                                 HUDDLESTON & CO., INC.



                                                 /S/ Peter D. Huddleston
                                                 ---------------------------
                                                 Petter D. Huddleston, P.E.
                                                 President




December 3, 1996